FRANKLIN RESOURCES, INC., THROUGH ITS SUBSIDIARY
             TEMPLETON MANAGEMENT LIMITED, AND BISSETT & ASSOCIATES
                     ANNOUNCE AGREEMENT TO ACQUIRE BISSETT

      (Toronto, July 26, 2000) Templeton Management Limited, a wholly-owned subsidiary of Franklin Resources, Inc. [NYSE:BEN], and Bissett & Associates Investment Management Ltd. [TSE Symbol: BIM] are pleased to announce that a newly-formed subsidiary of Templeton Management Limited has entered into an agreement to make an offer to acquire all of the issued and outstanding shares of Bissett on a fully diluted basis for CDN$20.50 per share. The all cash transaction is valued at approximately CDN $140 million (equivalent to U.S. $95 million) plus a special dividend of CDN $0.48 per share payable by Bissett to its shareholders from its retained earnings immediately prior to completion of the offer.

      Following receipt of a report from an independent committee of the board of directors of Bissett, recommending approval of the offer, the board of directors of Bissett has unanimously agreed to recommend the acceptance of the offer to Bissett shareholders.

      In addition to the acquisition agreement, certain principal shareholders of Bissett holding approximately 67% of the Bissett outstanding shares (on a fully diluted basis) have agreed to tender their shares to the offer. To ensure the continuity and stability of Bissett's investment management process and team, Bissett's senior executives have entered into continuing employment agreements and will invest 30% of their proceeds from the sale of Bissett shares in the Bissett and Franklin Templeton Investments family of funds. David Bissett, Chairman of Bissett, and Kevin Wolfe, President of Bissett, will retain those positions with Bissett Investment Management.

      Charles B. Johnson, CEO and Chairman of Franklin Resources, Inc., stated, "Combining businesses with Bissett fits in with our overall corporate strategy of building the best selection of products through strong proprietary investment management teams to meet investors' needs worldwide."

      Donald F. Reed, President and Chief Executive Officer of Templeton Management Limited continued, "We are delighted to have the opportunity of combining businesses with one of Canada's pre-eminent and most successful domestic investment management teams. Bissett's Canadian investment management focus and strong track-record will provide an excellent complement to Templeton's global products and the recently introduced Franklin growth-style U.S. and Specialty Equity products. Bissett's investment management team will continue to operate independently, while both groups' clients will benefit through expanded choices."

      "We are very pleased to be able to combine our expertise in Canadian investment management with the global expertise and reach of Templeton," commented David Bissett, founder of Bissett. "Our primary objective was to select a partner of the highest quality, whose structure, philosophy and resources would best fit and support our organization, while allowing us to maintain independence in our investment management area. Although we will be part of a larger organization, our investment process and culture will remain the same. It will give us additional resources to expand and improve our research, investment management and client services."

      Kevin Wolfe, President of Bissett added, "Our focus has been building a strong asset management organization, which we believe we have fully accomplished. Our next logical step was to find a global partner. Templeton's mix of products and their global reach blends perfectly with our strengths ."

      Don Reed continued, "I am confident that this new partnership with Bissett will help continue Templeton's position as a leader in investment management and introduce the Bissett products to many investors through Templeton's large distribution network in Canada. This will create one of the top investment management firms with products in all asset classes managed by proprietary investment teams."

      RBC Dominion Securities Inc. is serving as the financial advisor to the special committee of Bissett's board of directors and Bissett. Merrill Lynch & Co. is serving as advisors to Franklin Resources, Inc.

       Founded by David Bissett in 1982, Calgary-based Bissett & Associates provides investment advisory services throughout Canada to a broad range of clients that include pension plans and foundations, high net worth investors and individual investors through Bissett mutual funds, Atlas mutual funds (offered by Merrill Lynch Canada Inc.) and alliances with a variety of financial institutions. Bissett's assets under management as of June 30, 2000 were approximately CDN$5.5 billion, primarily consisting of Canadian equity mandates managed under a growth at a reasonable price approach, as well as Canadian balanced and Canadian fixed income mandates. In December of 1997, Bissett & Associates was selected as "Analyst's Choice - Mutual Fund Company of the Year" by an industry panel.

      Upon completion of the transaction, which is subject to customary regulatory approvals, the combined assets under management of Templeton and Bissett in Canada will total approximately CDN$38 billion, including CDN$22 billion in mutual funds and CDN$16 billion in institutional assets. The transaction is anticipated to close in early October, 2000.

      Martin Flanagan, President of Franklin Templeton Companies and Director of Templeton Management Limited, concluded, "I am confident that this new partnership with Bissett will help continue our position as a leader in investment management and introduce the Bissett products to many investors through Templeton's large distribution network in Canada. We are very excited about what this means for our clients and our organization going forward."

      Templeton  Management  Limited is a  wholly-owned  subsidiary  of Franklin
Resources, Inc., a global investment organization operating as Franklin Templeton Investments. Through its subsidiaries, Franklin Templeton Investments provides global and domestic investment advisory services to the Franklin,

Templeton and Mutual Series funds and institutional accounts. The San Mateo, CA, U.S.-based company has over 50 years of investment experience and US$229 (CDN$336) billion in assets under management as of June 30, 2000.

      In Canada, Templeton Management Limited manages and distributes 27 funds under the Templeton, Franklin and Mutual Series brands covering a variety of investment objectives to suit the differing needs of investors. With more than CDN$33 billion in assets under management, Templeton services more than 2 million unitholder accounts and more than 110 pension funds, foundations and other institutional investors.

      Statements in this press release regarding Franklin Resources, Inc, Templeton Management Limited and Bissett & Associates businesses which are not historical facts are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Franklin Resources, Inc. Annual Report, Form 10-K for the most recently ended fiscal year as well as other documents filed by Franklin Resources, Inc. with the United States Securities and Exchange Commission.

PRESS BRIEFING INFORMATION
      Thursday, July 27 at 10am ET
      Roy Thomson Hall
      Green Room
      (enter via Artists' Entrance from Wellington Street)
      Toronto, Ontario


For further information regarding the press briefing or this announcement, contact
       Jeanette Jones
       Cohn Wolfe/Toronto
       Tel: (416) 924-5700 ext. 4065 or Cell:  (416)996-3557

       Kevin Wolfe
       Calgary, Alberta
       Tel: (403) 266-4668

In the U.S., contact:
       Holly Gibson Brady, Corporate Communications 650-312-4701
       Alan Weinfeld/Investor Relations 650-525-8900

For   more   information   on   these   companies,   you   can   also   visit
www.templeton.ca and www.bissett.com


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